Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-263982) on Form S-8 of our report dated March 24, 2023, with respect to the consolidated financial statements of Cottonwood Communities, Inc.

/s/ KPMG LLP

Denver, Colorado
March 24, 2023